                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 17, 1999


                                VERISIGN, INC.
-------------------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


                                   Delaware
-------------------------------------------------------------------------------
                (State or other jurisdiction of incorporation)



         0-23596                                          94-3221585
-------------------------                           ---------------------------
       (Commission                                        (IRS Employer
       File Number)                                       Identification No.)


        1350 CHARLESTON ROAD, MOUNTAIN VIEW, CA                    94043-1331
-------------------------------------------------------------------------------
          (Address of principal executive offices)                 (Zip Code)


                                (650) 961-7500
-------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

Item 5: Other Events.

      Proposed Acquisition of Signio, Inc.
      -----------------------------------

               On December 17, 1999, VeriSign, Inc., a Delaware corporation ("VeriSign"), agreed to acquire Signio, Inc., a California corporation ("Signio"), a provider of payment services connecting online merchants, business-to-business exchanges, payment processors and financial institutions over the Internet. In the transaction, Signio will merge with a wholly-owned subsidiary of VeriSign, with Signio becoming a wholly-owned subsidiary of VeriSign. In the transaction, VeriSign will issue approximately 5.6 million shares of its common stock for all of the outstanding capital stock of Signio. In addition, VeriSign will assume all outstanding Signio employee stock options. The acquisition will be accounted for as a purchase transaction and is intended to be a tax-free reorganization. The closing of the proposed acquisition is subject to a number of conditions, including the issuance of a permit from, and the holding of a fairness hearing by, the California Department of Corporations, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary conditions. In the event the transaction has not closed by February 1, 2000, VeriSign could be required to loan Signio up to $5.0 million through June 1, 2000. It is anticipated that the shares of VeriSign Common Stock issued in this transaction will be freely tradable in the public market, subject to limitations as to volume and manner and sale in the case of persons who are affiliates of VeriSign.

     Proposed Acquisition of THAWTE
     ------------------------------

     On December 19, 1999, VeriSign agreed to acquire THAWTE Consulting, a provider of digital certificates to websites and software developers, from its sole shareholder. In the transaction, VeriSign will acquire all of the share capital of THAWTE Holdings (Pty) Ltd. And THAWTE USA, Inc. in exchange for shares of VeriSign Common Stock having an aggregate market value of $575 million. The exact number of shares to be issued will be based upon the trading price of the VeriSign Common Stock prior to the closing date of the exchange. The acquisition will be accounted for as a purchase and is not intended to qualify as a tax-free reorganization. The closing of the proposed acquisition is subject to a number of conditions, including the need to obtain certain regulatory approvals in South Africa and other customary conditions.

     In connection with this transaction, VeriSign will file a shelf registration statement for the public resale of the shares issued in the exchange.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        VERISIGN, INC.



Date:  January 6, 2000          By: /s/ DANA L. EVAN
                                   -------------------------------------------
                                        Dana L. Evan
                                        Executive Vice President of Finance and
                                        Administration and Chief Financial
                                        Officer

                                       3